Exhibit 10.4

Separation Agreement

This Separation Agreement (this “Agreement”) is entered into effective as of June 24, 2013, by Larry Hsu, Ph.D. (the “Executive”), on the one hand, and Impax Laboratories, Inc. and its subsidiaries and affiliates (collectively, the “Company”), on the other hand (the Executive and the Company are referred to collectively as the “Parties”). Defined terms used but not defined herein shall have the same meaning as set forth in the Employment Agreement between the Executive and the Company dated January 1, 2010 (“Employment Agreement”).

1.     Confirmation of Retirement. The Company and Executive agree that Executive shall retire from the Company and Executive’s employment with the Company will accordingly terminate, in each case, as of the earlier of (a) 5 P.M. on the first day after the date of the appointment of a new Chief Executive Officer or (b) immediately after the date that either Party delivers written notice of termination to the other Party (or such later date indicated in such written notice) (the “Retirement Date”). This Agreement sets forth the sole payments, benefits, and other terms and conditions that the Company will provide to Executive if, on or after the Retirement Date, Executive executes, delivers, and does not revoke the release of claims against the Company attached as Exhibit A (the “Release”), in each case, in the manner set forth in Section  below and Section 7 of the Release. Executive acknowledges and agrees that: (a) the Retirement Date will be the date of termination of the Executive’s employment for all purposes, including for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company (except as provided in Section 3(d)), (b) the Company shall not have any obligation to rehire the Executive, nor shall the Company have any obligation to consider him for employment after the Retirement Date and (c) the Company’s refusal to employ Executive in any future capacity after the Retirement Date will not subject the Company to liability on any grounds. In the event that the Release does not become effective pursuant to Section  of this Agreement, Section 7 of the Release or otherwise, then Executive shall not be entitled to the Termination Benefits (as defined below).

2.     Resignation. Effective as of the Retirement Date, the Executive hereby resigns as an officer of the Company and all of its subsidiaries and affiliates and from any employee or officer positions held with any other entities at the direction or request of the Company. The Executive agrees to promptly execute and deliver such other documents as the Company shall reasonably request to evidence such resignations. In addition, the Executive acknowledges and agrees that the Retirement Date shall be the date of his termination from all other offices, positions, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company (other than Executive’s membership on the Company’s board of directors (the “Board”) and as a director of its Taiwanese subsidiary). Executive agrees to make himself available for up to an aggregate of thirty (30) hours to assist and consult with the Company regarding matters relating to his former duties during the six month period immediately following his Retirement Date at no additional cost to the Company and to use best efforts when (and if) called upon to do so. Any time spent by Executive providing services to the Company upon written request of the Company that is in excess of thirty (30) hours or that occurs after the six month anniversary of the Retirement Date shall be billed to the Company at an hourly rate of $400 per hour.

3.     Termination Benefits. If, after the Retirement Date, Executive executes and delivers the Release and does not revoke the Release within the time set forth in Section  below and Section 7 of the Release, and if at all times the Executive complies with the provisions of this Agreement, Section 7 of the Employment Agreement and the Employee Invention and Proprietary Information Agreement (“Invention Agreement”), then Executive will be entitled, subject to the terms and conditions set forth below and in the plan documents, to the payments and benefits set forth in this Section  (collectively the “Termination Benefits”), which together satisfy in full the Company’s obligations with respect to payments and benefits under the Employment Agreement or otherwise:

a.     Separation Pay: The Company shall pay Executive two times Executive’s base salary as in effect as of the Retirement Date, which the Parties acknowledge would equal $1,492,470 if the Retirement Date were to occur as of the date hereof (the “Separation Pay”), paid in equal installments on the Company’s normal payroll dates for a period of 12 consecutive months commencing from the Retirement Date in accordance with the normal payroll practice of the Company, with each payment deemed to be a separate and distinct payment for purposes of Code Section 409A, provided, however, that the first payment shall be made on the next normal payroll day following the 60th day after the Retirement Date, which first payment shall include amounts otherwise due and payable under this Section 3(a) on or before such date.

b.     Separation Bonus: The Company shall pay Executive two times Executive’s average annual bonus paid for each completed fiscal year since January 1, 2010 that ends prior to the Retirement Date, which the Parties acknowledge would equal $1,048,894 if the Retirement Date were to occur prior to December 31, 2013 (the “Separation Bonus”), paid in equal installments on the Company’s normal payroll dates for a period of 12 consecutive months commencing from the Retirement Date in accordance with the normal payroll practice of the Company, with each payment deemed to be a separate and distinct payment for purposes of Code Section 409A, provided, however, that the first payment shall be made on the next normal payroll day following the 60th day after the Retirement Date, which first payment shall include amounts otherwise due and payable under this Section 3(b) on or before such date. For the avoidance of doubt, the dollar amount in this Section 3(b) will be revised as necessary in the event that the Retirement Date occurs after the end of fiscal year 2013.

c.     Pro Rata Bonus: If the Retirement Date occurs before the end of fiscal year 2013, then no later than March 15, 2014, the Company shall pay Executive a pro rata portion of the Executive’s Target Bonus for fiscal year 2013 based solely on the Company’s actual results against the Company’s goals for the year. If the Retirement Date occurs after the end of the first quarter of fiscal year 2014, then no later than March 15, 2015, the Company shall pay Executive a pro rata portion of the Executive’s Target Bonus for fiscal year 2014 based solely on the Company’s actual results against the Company’s goals for the year. In each case, the pro rata portion payable to the Executive shall be determined by multiplying the amount of the applicable Target Bonus which would be due for the applicable full fiscal year based upon achievement, or lack of achievement, of the applicable goals for such fiscal year, as determined in good faith by the Board, by a fraction, the numerator of which is the number of days up to the Retirement Date during the fiscal year of termination that the Executive was employed by the Company and the denominator of which is 365 (in each case, the “Pro Rata Bonus”). For the avoidance of doubt, no pro ration will apply if the Executive is actively employed for the full fiscal year or the Retirement Date is in the first fiscal quarter of any fiscal year.

d.     Benefits:

i.

COBRA: The Company will provide Executive with information regarding eligibility to continue medical, dental, and vision benefits under the Consolidated Omnibus Budget Reconciliation Act, as amended (and any applicable state continuation coverage law) (collectively, “COBRA”), in accordance with its terms. If the Executive timely and effectively elects under COBRA to continue medical, dental or vision benefit coverage after the Retirement Date under COBRA, then the provisions of Section 3(d)(ii) through (v) will apply to Executive and any dependent (“Dependent”) enrolled on his plan(s) as of the Retirement Date, as applicable, with respect to the 24-month period commencing immediately after the Retirement Date (the “Benefits Continuation Period”).

ii.

Medical Benefits: The Company will pay for Executive’s and any Dependent’s medical benefit COBRA premiums based on the medical plan Executive is enrolled in as of the Retirement Date (or any successor plan) for as long as Executive and/or any Dependent remains eligible for and enrolled under such plan through COBRA throughout the Benefits Continuation Period. If the maximum COBRA period, or similar period provided under state law, ends before the last day of the Benefits Continuation Period, the Company will pay for any individual Anthem Blue Cross CareAdvocate EPO policy (or any successor policy or plan as set forth in the then applicable group medical plan documents) to which Executive or any Dependent converts for the remainder of the Benefits Continuation Period.

iii.

Dental Benefits: The Company will pay for Executive’s and any Dependent’s dental benefit COBRA premiums based on the Company dental plan Executive is enrolled in as of the Retirement Date (or any successor plan) for as long as the Executive and/or any Dependent remains eligible for and enrolled under such plan through COBRA or otherwise throughout the Benefits Continuation Period.

iv.

Vision Benefits: The Company will pay for Executive’s and any Dependent’s vision benefit COBRA premiums based on the vision plan Executive is enrolled in as of the Retirement Date (or any successor plan) for as long as the Executive and/or any Dependent remains eligible for and enrolled under such plan through COBRA or otherwise throughout the Benefits Continuation Period.

v.     Payment for Benefit Continuation: If it is not possible or convenient for the Company, or would cause adverse tax consequences to the Company, to pay the insurer directly for any medical, dental, or vision benefit premiums set forth in Sections ()(ii) through (iv) hereunder, then the Executive will be solely responsible for timely making such payments and the Company will reimburse Executive within 30 days of receipt from Executive of reasonable proof that payment has been timely received by the insurer. Executive agrees to notify the Company promptly in writing after Executive or any Dependent becomes eligible for medical, dental or vision benefits under another employer’s plan, in which case any obligation by the Company under this Section () or otherwise to extend such benefit(s) shall cease immediately.

vi.     Life Insurance: The Executive has the option of converting his current Lincoln Financial Group group life insurance and voluntary life insurance plans to individual plans, through conversion and/or portability, under the terms and conditions provided in the plan documents. If Executive timely and effectively elects to convert to an individual life insurance plan(s) for himself and/or any Dependent, the Company will pay the full amount of the premiums for such plan(s), as well as the full amount of premiums due under the AXA individual term life insurance policy for insurance coverage currently in place on the date hereof, in each case, throughout the Benefits Continuation Period.

e.     Stock Option and Restricted Stock Awards: The Company shall (i) accelerate the vesting of each stock option and restricted stock award held by the Executive as of the Retirement Date by that number of shares that otherwise would have vested had Executive remained continuously employed until the first anniversary of the Retirement Date and (ii) amend each vested (after taking into account the acceleration described in clause (i) of this Section 3(e)) and unexpired stock option held by Executive as of the Retirement Date to provide that such vested option shall remain exercisable until the earliest of (x) the original expiration date of such stock option, (y) the date of a change in control of the Company or (z) the later of (A) the second anniversary of the Retirement Date or (B) the first anniversary of the date Executive ceases to serve as a member of the Board. All stock options and shares of restricted stock shall otherwise remain subject in all respects to the restrictions of the applicable stock option grant or stock bonus award agreements between Executive and the Company and the Amended and Restated 2002 Equity Incentive Plan. Notwithstanding the foregoing, all unvested stock options and unvested shares of restricted stock held by Executive as of the Retirement Date (after giving effect to the accelerated vesting under clause (i) of this Section 3(e)) shall terminate and be forfeited as of the Retirement Date.

f.     Change in Control: In the event that a Change in Control of the Company occurs during the sixty (60) day period following the date of this Agreement, then (i) each of the Separation Pay set forth in Section 3(a) above and the Separation Bonus set forth in Section 3(b) above shall be calculated at two and one half (2 ½) times the applicable base salary or average annual bonus, as appropriate, instead of two (2) times and (ii), in lieu of the acceleration provided in Section 3(e)(i) above, the Company, or its successor, shall accelerate the vesting of all unvested stock options and restricted stock awards held by Executive as of the Retirement Date.

g.     Payment Timing: To the extent required by Code Section 409A(a)(2)(B), payment of the Separation Pay, the Separation Bonus, the Pro Rata Bonus, any benefit continuation pursuant to Section () and amounts payable under the Impax Laboratories, Inc. Executive Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) to the Executive shall be delayed for a period of six months following the Retirement Date or, if earlier, as soon as practicable after the Executive’s death. On the first day of the seventh month following the Retirement Date or, if earlier, as soon as practicable following the Executive’s death, all payments delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive, or his estate, in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. On any delayed payment pursuant to this section, there shall be paid to the Executive, or, if the Executive has died, to his estate, in a single cash lump sum together with the payment of such delayed payment, interest on the aggregate amount of such delayed payment at the Delayed Payment Interest Rate (as defined in Section 9.9.2 of the Employment Agreement) computed from the date on which such delayed payment otherwise would have been made to the Executive until the date paid.

h.     Plan Changes: Subject to Section () above, any changes to the terms and conditions of the Company’s benefit plans that apply generally to employees or to the Amended and Restated 2002 Equity Incentive Plan shall also apply to Executive and his entitlement under this Agreement (e.g., changes to the premiums, changes to coverage, changes in insurers, changes to the equity incentive plans, etc.) at the time of such application to such employees.

i.     Withholding: All payments made to Executive pursuant to this Section  shall be subject to all applicable or required deductions, taxes, and withholdings.

4.     Amounts and Benefits. Notwithstanding anything herein to the contrary, the Company shall pay the Executive the Amounts and Benefits (as defined in Section 5.4.1 of the Employment Agreement), which Amounts and Benefits shall not be subject to the Executive’s execution of the Release. For the purposes of clarity, the Amounts and Benefits include vested amounts payable pursuant to the Deferred Compensation Plan.

5.     Tax Liability. Although the Company shall make applicable tax withholdings from the Termination Benefits, the Amounts and Benefits and/or any other payments or benefits referenced in this Agreement, Executive acknowledges and agrees that any and all tax liability, penalties and interest (including under Code Section 409A), if any, which may become due from Executive or are assessed against Executive because of the Termination Benefits or Amounts and Benefits, and/or any other payments or benefits referenced in this Agreement are Executive’s sole responsibility, and Executive will timely pay any such taxes, penalties and interest. Executive shall indemnify and hold harmless the Company from any tax, tax penalty, interest, attorneys’ fees or other costs related to the failure by Executive to pay any tax liability assessed against Executive, including under Code Section 409A because of the payment of the Termination Benefits, Amounts and Benefits, and/or any other payments or benefits referenced in this Agreement.

6.     Continuing Covenants. Notwithstanding any other provisions of this Agreement, the Executive remains, and after the Retirement Date will remain, subject to the provisions of Section 7 of the Employment Agreement and the Invention Agreement, both of which shall remain in full force and effect for the periods set forth therein and are deemed part of this Agreement. Any action for injunctive relief brought for claims arising out of Section 7 of the Employment Agreement or the Invention Agreement, as well as any related claims for trade secret misappropriation, breach of fiduciary duty, unfair competition, or other related business tort claims, shall be brought exclusively in Delaware state court or Delaware federal court. Executive shall submit to and accept the exclusive jurisdiction of such suit, legal action, or proceeding in Delaware state court or Delaware federal court. Executive accepts personal jurisdiction in Delaware and agrees not challenge the mandatory Delaware forum on any grounds whatsoever, including lack of jurisdiction or forum non-conveniens.

7.     Heirs and Assigns. The terms of this Agreement are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

8.     Miscellaneous.

a.     Governing Law. This Agreement is, and disputes arising under it are, governed by the laws of the State of Delaware without regard to the principles of conflicts of law that would apply the laws of another jurisdiction.

b.     Severability. Each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision is ineffective to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of the such provision or the remainder of this Agreement.

c.     Entire Agreement. This Agreement constitutes the entire agreement and complete understanding of the Parties with regard to the matters set forth herein and, except as otherwise set forth in this Agreement, supersedes any and all agreements (including without limitation the Employment Agreement), understandings, and discussions, whether written or oral, between the Parties with regard to such matters. No other promises or agreements are binding unless in writing and signed by each of the Parties after the date hereof. Should any provision of this Agreement require interpretation or construction, the entity interpreting or construing this Agreement should not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document.

d.     Reimbursement of Attorneys’ Fees. The Company shall reimburse Executive for up to $7,500 of out-of-pocket attorneys’ fees incurred by him, in the aggregate, in the negotiation of this Agreement and the Release upon submission of appropriate invoices.

e.     Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

9.     Effective Time of Release. For the Release to be valid, the Executive must sign the Release as provided in this Section 9 (and Section 7 of the Release) and deliver it to the Company as provided in Section  of this Agreement on or before the later of (i) the 21st day following the Executive’s receipt of the Release or (ii) the next day after the Retirement Date. In no event may the Executive execute the Release on or prior to the Retirement Date. After executing the Release, the Executive will have seven calendar days (the “Revocation Period”) to revoke the Release by indicating his desire to do so in writing delivered to the Company as provided in Section  of this Agreement by no later than 11:59 p.m. PST on the seventh calendar day following the date on which he executes and delivers the Release. The effective date of the Release shall be the eighth day after the Executive executes and delivers the Release. If the Executive does not execute the Release or exercises his right to revoke hereunder, he shall forfeit his right to receive any of the Termination Benefits set forth in Section 3 above and any other payments or benefits referenced in the Agreement with the sole exception of the Amounts and Benefits, and to the extent such Termination Benefits have already been provided, the Executive shall immediately reimburse the Company for the amounts of such payment.

10.     Confidentiality. The provisions of this Agreement shall be held in strictest confidence by Executive. Executive shall not publicize or disclose it in any manner whatsoever; other than in confidence to his immediate family, attorney, accountant, tax preparer and financial advisor and Executive may also disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

11.     Notices. All notices or communications hereunder shall be in writing, and shall be addressed and delivered as follows (or to such other address as either Party may have furnished to the other in writing by like notice): (a) To the Company: Impax Laboratories, Inc., 31047 Genstar Road, Hayward, CA 94544, Attn: Senior Vice President, General Counsel, mschlossberg@impaxlabs.com (b) To the Executive: Larry Hsu, Ph.D., 25309 La Loma Drive, Los Altos Hills, CA 94022 . All such notices and/or communications shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, (iii) if sent by overnight courier, the day sent by overnight courier, or (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the day on which such notice or correspondence is mailed. All payments shall be made so that the recipient shall have immediately available US denominated funds on the due date for such payment, and shall be sent to the same addresses listed above or paid by direct deposit based on Executive’s instructions for payroll on record with the Company.

12.     Breach of Agreement. If Executive violates any of his obligations under this Agreement, then the Company may at its option terminate Executive’s rights to any and all Termination Benefits under Section  or any other payments or benefits referenced in this Agreement (with the sole exception of the Amounts and Benefits); provided, however, the Company may, in addition to any other rights it may have and in accordance with applicable law, demand a monetary payment equal to all Termination Benefits and other payments and benefits received by Executive or any other payments or benefits referenced in this Release (with the sole exception of the Amounts and Benefits) and Executive agrees to make such payment promptly upon such demand.

13.     Dispute Resolution. Except as otherwise set forth herein, the Parties hereby agree that any and all claims, disputes, demands, or controversies of any nature whatsoever arising out of, or relating to, this Agreement, or its interpretation, enforcement, breach, performance or execution, Executive’s employment with the Company, or the termination of such employment, including but not limited to any statutory claims, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Francisco, California (applying Delaware law) in accordance with the Employment Arbitration Rules and Procedures of the American Arbitration Association then in effect (available at www.adr.org). The Parties shall be permitted to conduct discovery as allowed under the Federal Code of Civil Procedure. The decision of the arbitrator will be final and binding upon the parties thereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. In connection with any such arbitration and regardless of outcome: (a) each party shall bear its own costs and expenses, including without limitation its own legal fees and expenses, and (b) joint expenses shall be born equally among the parties. EACH PARTY WAIVES ITS RIGHT TO TRIAL BY JURY. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration, including but not limited to injunctive relief sought pursuant to Section  of this Agreement.

[Signature Page Follows]

Dated: June 24, 2013	/s/ Larry Hsu, Ph.D.
Larry Hsu, Ph.D.

Dated: June 24, 2013	/s/ Robert L. Burr
Robert L. Burr, Chairman of the Board of Directors
Impax Laboratories, Inc.

EXHIBIT A

GENERAL RELEASE AND WAIVER

This General Release and Waiver (this “Release”) is entered into on _______ __, 2013, by Larry Hsu, Ph.D. (the “Executive”), on the one hand, and Impax Laboratories, Inc. and its subsidiaries and affiliates (collectively, the “Company”), on the other hand (the Executive and the Company are referred to collectively as the “Parties”). Defined terms used but not defined herein shall have the same meaning as set forth in the Separation Agreement between the Executive and the Company dated June 24, 2013 (“Separation Agreement”).

1.     General Release and Waiver. In consideration of the Termination Benefits and/or any other payments or benefits referenced in the Separation Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Executive for himself and for his heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the “Releasors”), hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past and/or present directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (collectively, the “Releasees” and each a “Releasee”) from any and all claims, known or unknown, which the Releasors have or may have against any Releasee arising on or prior to the date that Executive executes this Release and any and all liability which any such Releasee may have to the Releasors, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to (a) any claim under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, all as amended; (b) any and all claims arising from or relating to the Executive’s employment relationship with Company and his service relationship as an officer or director of the Company or any of its subsidiaries or affiliates, or as a result of the termination of such relationships; (c) all claims related to Executive’s compensation or benefits from the Company or the Releasees, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Releasees; (d) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (e) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy; and (f) all federal, state (including but not limited to the States of Delaware, California and Pennsylvania), and local statutory or constitutional claims, including claims for compensation, discrimination, harassment, whistleblower protection, retaliation, attorneys’ fees, costs, disbursements, or other claims (referred to collectively as the “Released Claims”).

The Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Executive understands the significance of Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated.

Notwithstanding the foregoing, this Release does not release claims that cannot be released as a matter of law, or the right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission (“EEOC”), or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company. However, by executing this Release, the Executive hereby waives the right to monetary recovery, no matter how denominated, including, but not limited to, wages, back pay, front pay, compensatory damages or punitive damages, in any proceeding the Executive may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Executive’s behalf.

In addition, this Release shall not apply to (i) the Executive’s rights to indemnification from the Company, if any, or rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company including, without limitation, the Executive’s rights under Section 8 of the Employment Agreement; or (ii) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Releasee, on the other hand, are jointly liable.

2.     Acknowledgement of Payments Provided. The Termination Benefits together with the Amounts and Benefits (as defined in Section 5.4.1 of the Employment Agreement), including vested amounts payable pursuant to the terms of Impax Laboratories, Inc. Executive Non-Qualified Deferred Compensation Plan, are the sole wages, payments, stock, stock options, insurance, and benefits to which Executive is entitled, under the Employment Agreement or otherwise, and that no other wages, payments, stock, stock options, insurance, benefits or other monies of any nature are due from the Company. The Termination Benefits exceed any wages, payment, stock, stock options, insurance, benefit, or other thing of value to which the Executive might otherwise be entitled under any policy, plan or procedure of the Company and/or any other agreement between the Executive and the Company. The Company has paid Executive’s final wages (including any accrued, unused Paid Time Off) and all other Amounts and Benefits in full (other than vested amounts deferred pursuant to the terms of Impax Laboratories, Inc. Executive Non-Qualified Deferred Compensation Plan that are not due to Executive as of the Retirement Date) and that Executive has submitted and been reimbursed in full for all reasonable and necessary business expenses incurred through the Retirement Date.

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3.     No Claims. Executive represents that there are no claims or actions currently filed or pending relating to the subject matter of the Release, the Separation Agreement, the Employment Agreement, or any Released Claims. Executive shall not file or permit to be filed on the Executive’s behalf any such claims or actions. Executive hereby requests all administrative agencies having jurisdiction over employment and labor law matters and courts to honor Executive’s release of claims under this Release. Should the Company ever request Executive to execute any administrative dismissal forms, Executive shall immediately execute the form and return it to the Company. Should Executive file any claim or action relating to the subject matter of this Release, the Employment Agreement, the Separation Agreement or any Released Claims, such filing shall be considered an intentional breach of the Release and Executive will be liable for the Company’s damages and costs, including without limitation, the amount of any Termination Benefits paid to the Executive, and in addition the Company will retain the right to pursue any other remedy available to it under law and equity. Executive further represents that Executive has not failed to report any work-related occupational injuries or diseases arising out of or in the course of employment with the Company.

4.     No Admission. This Release does not constitute an admission of liability or wrongdoing of any kind by the Company or any other Releasee. This Release is not intended, and shall not be construed, as an admission that any Releasee has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against any Releasor.

5.     Heirs and Assigns. The terms of this Release are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

6.     Miscellaneous. This Release will be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. If any provision of this Release is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions will be enforced to the maximum extent possible. Should any provision of this Release require interpretation or construction, it is agreed by the Parties that the entity interpreting or constructing this Release shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document. The Parties agree to bear their own attorneys’ fees and costs with respect to this Release.

7.     Knowing and Voluntary Waiver. Executive: (a) has carefully read this Release in its entirety; (b) has had an opportunity to consider it for at least 21 calendar days; (c) is hereby advised by the Company in writing to consult with an attorney of his choosing in connection with this Release; (d) fully understands the significance of all of the terms and conditions of this Release and has discussed them with his independent legal counsel, or had a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Release and has not relied on any statements or explanations made by any Releasee or their counsel; (f) understands that he has seven calendar days in which to revoke this Release (as described in the Separation Agreement) after signing it and (g) is signing this Release voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

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8.     Return of Company Property. Executive represents that he has made a diligent search for any Company property in his possession or control and that he has returned all such property to the Company.

9.     Counterparts. This Release may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

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Dated:
Larry Hsu, Ph.D.

Dated:
[NAME AND TITLE]
Impax Laboratories, Inc.

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